Exhibit 99.3

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	August 20, 2018

JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By: Insight Venture Associates VIII, L.P., its general partner

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	August 20, 2018

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By: Insight Venture Associates VIII, L.P., its general partner

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, L.P.

By: Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, LTD.

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory